UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 29, 2004

IKON Office Solutions, Inc.

(Exact name of registrant as specified in its charter)

OHIO (State or other jurisdiction of incorporation)	File No. 1-5964 (Commission File Number)	23-0334400 (IRS Employer Identification Number)

  P.O. Box 834, Valley Forge, Pennsylvania      19482

Registrant’s telephone number, including area code: (610) 296-8000

                       Not Applicable
(Former name or former address, if changed since last report)

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

c.	The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:
(99) Press Release dated January 29, 2004.

Item 12.     Results of Operation and Financial Condition

           On January 29, 2004, IKON Office Solutions, Inc. (the “Company” or “IKON”) issued a press release announcing its consolidated financial results for the first quarter of fiscal year 2004.  A copy of this press release is furnished as exhibit 99 with this report.

Additional information regarding the first quarter results and the Company’s outlook for the next quarter and Fiscal 2004 will be discussed on a conference call hosted by IKON at 10:00 a.m. EST on Thursday, January 29, 2004.  Please call (719) 867-0700 to participate.  The live audio broadcast of the call can be accessed on IKON’s Investor Relations homepage.  A complete replay of the conference call will also be available on IKON’s Investor Relations homepage approximately two hours after the call ends through the next quarterly reporting period.  To listen, please go to www.ikon.com and click on Investor Relations.  Beginning at 1:00 p.m. EST on January 29, 2004 and ending at midnight EST on February 1, 2004, a complete replay of the conference call can also be accessed via telephone by calling (719) 457-0820 and using the access code 650510.

This report includes information which may constitute forward-looking statements within the meaning of the federal securities laws.   These forward-looking statements include, but are not limited to, statements relating to our expected second quarter and full fiscal 2004 results, growth in long-term shareholder value and other future growth opportunities, and planned consummation of the IOS Capital/GE transaction.  Although IKON believes the expectations contained in such forward-looking statements are reasonable, it can give no assurances that such expectations will prove correct.  Such forward-looking statements are based upon management’s current plans or expectations and are subject to a number of risks and uncertainties, including, but not limited to: risks and uncertainties relating to conducting operations in a competitive environment and a changing industry; delays, difficulties, management transitions and employment issues associated with consolidation of, and/or changes in business operations; the implementation, timing and cost of the e-IKON initiative; risks and uncertainties associated with existing or future vendor relationships; and general economic conditions.  Certain additional risks and uncertainties are set forth in IKON’s 2003 Annual Report on Form 10-K filed with the Securities and Exchange Commission.  As a consequence of these and other risks and uncertainties, IKON's current plans, anticipated actions and future financial condition and results may differ materially from those expressed in any forward-looking statements.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IKON OFFICE SOLUTIONS, INC.
By: /s/ William S. Urkiel William S. Urkiel Senior Vice President and Chief Financial Officer

Dated: January 29, 2004